UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 16, 2018

Petrolia Energy Corporation

(Exact name of registrant as specified in its charter)

Texas	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Rd., Ste. 512, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-941-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

As described below under Item 5.02, which disclosures are incorporated by reference in this Item 3.02, on January 16, 2018, Petrolia Energy Corp. (the “Company”) agreed to issue Mr. Chaudhary 500,000 shares of restricted common stock as a sign-on bonus for agreeing to serve as the Interim Chief Financial Officer of the Company. We claim an exemption from registration for the issuances of such securities pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not involve a public offering, the recipient was (i) an “accredited investor”; and/or (ii) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, and the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

 Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 16, 2018, Paul Deputy tendered his resignation as the Chief Financial Officer of the Company. Mr. Deputy will continue to assist the Company on financial matters as needed but will primarily be focusing on his private practice under Deputy Consulting LLC.

Also effective on January 16, 2018, the Company appointed Tariq Chaudhary as the Company’s new Chief Financial Officer (CFO), in anticipation of the completion of the Company’s acquisition of Bow Energy Ltd.

There are no reportable family relationships or related person transactions involving the Company and Mr. Chaudhary. Mr. Chaudhary’s biographical information is presented below.

Mr. Chaudhary, age 47, most recently served as Vice President Finance at Blue Sky International, a major shareholder of Bow Energy Ltd., from March 2016 to January 2018. Mr. Chaudhary served as Controller at Auto House Ltd., based in Calgary, Canada, from July 2016 until November 2017. From October 2012 to June 2016, Mr. Chaudhary served as Senior Cost Specialist with Canadian Natural Resources Ltd. From July 2008 to September 2012, Mr. Chaudhary served as Business/Administrative Manager at Syncrude Canada Ltd. Mr. Chaudhary has 25 years’ experience in the treasury and financial sector, and has served as a senior financial executive for several companies over those years. Mr. Chaudhary holds a Bachelors of Arts degree in Commerce and a Master of Business Administration in Accounting & Finance from California Coast University.

The Company has agreed to pay Mr. Chaudhary an annual base salary of $120,000, excluding any bonus derived from the Company Executive Compensation Plan. Mr. Chaudhary will also receive a one-time starting bonus of 500,000 shares of restricted common stock of the Company in connection with his engagement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ Tariq Chaudhary
Tariq Chaudhary
CFO

Date: January 22, 2018

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